Exhibit 10.10

Execution Copy

(EBRD Operation Number: 48420)

Dated 29 JULY 2016

Share Subscription Agreement

between

TFI TAB Gıda Yatırımları A.Ş.

as Company

and

The person(s) whose name(s) and address(es) is/are set out in Schedule 1 as the Subscribers

and

The several persons whose names and addresses are set out in Schedule 2 as the Original Shareholders

This Share Subscription Agreement (this “Agreement”) is entered into as a deed and is made on 29 July 2016.

Between:

(1)                                 TFI TAB Gıda Yatırımları A.Ş., a company incorporated under the laws of the Republic of Turkey with registered number 331759 and having its registered office at Dikilitaş Mahallesi, Emirhan Cad. A Blok No. 109, Beşiktaş, Istanbul (the “Company”);

(2)                                 The person(s) whose name(s) and address(es) is/are set out in Schedule 1 (the “Subscriber(s)” or the “Preferred Shareholder(s)”); and

(3)                                 The several persons holding the Existing Ordinary Shares as at the date of this Agreement, whose names and addresses are set out in Schedule 2.

Whereas:

(A)                               The Original Shareholders hold the Existing Ordinary Shares (as defined below) in the capital of the Company in the amounts set out against their respective names in Schedule 2.

(B)                               The Company’s issued and outstanding share capital is TL 1,033,364,230.49, divided into 103,336,423,049 ordinary shares each having a nominal value of TL 0.01.

(C)                               Each Subscriber wishes to subscribe for, and the Company wishes to issue to each Subscriber, the Subscription Shares (as defined below) pro rata to their Subscriber Individual Commitment Amounts set out against their respective names in Schedule 1.

(D)                               The Parties have agreed to enter into this Agreement to govern the terms and conditions relating to the Subscription by each Subscriber of the Subscription Shares.

It is agreed as follows:

1.                                      Interpretation

1.1                               In this Agreement:

“Affiliate” has the meaning given in the Shareholders’ Agreement;

“Aggregate Commitment Amount” means the aggregate amount of Subscriber Individual Commitment Amounts;

“Aggregate Subscription Amount” means the aggregate of the Subscriber Individual Subscription Amounts;

“Agreement” has the meaning given in the preamble;

“All Party Warranties” has the meaning given in Clause 6.3;

“Applicable Law(s)” has the meaning given in the Shareholders’ Agreement;

“Articles” means the amended articles of association of the Company in the agreed form attached as Schedule 6 (Articles) to the Shareholders’ Agreement, to be adopted on or before Completion;

“Authority” means any national, supranational, regional or local government, or governmental, statutory, regulatory, administrative, fiscal, judicial, or government-owned body, department, commission, authority, tribunal, agency or entity;

“Board” means the board of directors of the Company, as constituted from time to time;

“Business Day” means a day (other than a Saturday or Sunday or a public holiday) when commercial banks are open for ordinary banking business in London, United Kingdom, New York, New York and the Republic of Turkey;

“Company’s Designated Account(s)” have the meaning given in Schedule 1;

“Company” has the meaning given in the preamble;

“Completion” means completion of the Subscription for Preferred Class A Shares and the payment of the Aggregate Subscription Amount as provided under Clause 5.3, the occurrence of which shall have been communicated to the Preferred Shareholders and the Original Shareholders by or on behalf of the Company on the Subscription Date;

“Conditions” has the meaning given in Clause 3.1;

“Continuing Provisions” means Clauses 1, 5.4(c), 8 and 11;

“Corporate Company Warranties” has the meaning given in Clause 6.1;

“Director” means a director of the Company from time to time;

“Encumbrance” means any mortgage, charge (fixed or floating), pledge, lien, option, right to acquire, right of pre-emption, right of first refusal, usufruct right, assignment by way of security or trust arrangement for the purpose of providing security or other security interest of any kind (including any retention arrangement), or any agreement or undertaking to create any of the foregoing;

“Existing Ordinary Shares” means 103,336,423,049 ordinary shares in the Company each having a nominal value of TL 0.01;

“Framework Agreement” means a framework agreement entered into between EBRD and the Company on or about the date hereof, pursuant to which the Company agrees to implement certain sustainability and inclusion measures.

“Goldman Sachs Group” has the meaning given in the Shareholders’ Agreement;

“Goldman Sachs KYC Requirements” means the due diligence process that the Goldman Sachs Group is required to undertake in relation to new transaction counterparties including know-your-customer checks, anti-money laundering checks and other required on-boarding procedures;

“Longstop Date” means 25 September 2016;

“Master Franchise Agreements” has the meaning given in the Shareholders’ Agreement;

“Ordinary Shares” means the ordinary shares of the Company in issue from time to time;

“Original Shareholder Warranties” has the meaning given in Clause 6.7;

“Original Shareholders” means those persons holding the Existing Ordinary Shares as at the date of this Agreement and shall include those persons whose names are set out at Schedule 2;

“Parties” means the parties to this Agreement, and “Party” shall be construed accordingly;

“Preferred Class A Shares” means 11,354,390,546 pre-IPO mandatory convertible preferred shares each having a nominal value of TL0.01 (imtiyazlı hisse) comprising 9.9% of the enlarged issued share capital of the Company and that are to be issued and allotted to the Subscribers pursuant to the terms of this Agreement pro rata to their Subscriber Individual Commitment Amounts set out against each Subscriber’s name in Schedule 1, as also replicated at Schedule 2 of the Shareholders’ Agreement;

“Preferred Shareholder(s)” or “Subscriber(s)” has the meaning given in the preamble;

“Project” has the meaning given in the Shareholders’ Agreement;

“Restricted Party” has the meaning given in the Shareholders’ Agreement;

“Rules” has the meaning given in Clause 11.2;

“Share Pledge Agreement” means the share pledge agreement to be entered into on the Subscription Date by and between the Original Shareholders and the Preferred Shareholders under which the Original Shareholders provide a first ranking Turkish law share pledge over 40.2% of the Equity Shares and always subject to Clause 28.9 of the Shareholders’ Agreement as collateral against, among others, (i) (a) the obligations of the Company to redeem the Preferred Class A Shares pursuant to the terms of the Shareholders’ Agreement and (b) the obligations of the Original Shareholders to acquire the Preferred Class A Shares pursuant to the terms of the Shareholders’ Agreement, or (ii) the Company to pay to the Pledgees the Subscription Price back within 3 Business Days in accordance with Clause 5.4 of the Subscription Agreement in the event the Completion does not occur in accordance with the Subscription Agreement;

“Shareholders’ Agreement” means the shareholders’ agreement dated on or about the date of this Agreement entered into between the Company, the Original Shareholders and the Subscribers;

“Subscriber Individual Commitment Amount” means the USD amount set opposite such Subscriber’s name in Schedule 1;

“Subscriber Individual Subscription Amount” has the meaning given in Clause 2.3;

“Subscriber Warranties” has the meaning given in Clause 6.2;

“Subscription Date” means the date falling four Business Days following the date on which the last of the Conditions has been satisfied or waived in accordance with Clause 3.2 of this Agreement or such other date as the Parties agree in writing provided that such later date is no later than the Longstop Date, unless the Parties otherwise agree;

“Subscription” means completion of the issue and allotment of the Subscription Shares by the Company to each of the Subscribers, and the subscription of the Subscription Shares by each of the Subscribers, in accordance with this Agreement;

“Subscription Shares” means the total number of 11,354,390,546 Preferred Class A Shares that are to be subscribed for by the Subscribers pursuant to this Agreement;

“TFI Group Company” has the meaning given in the Shareholders’ Agreement;

“TL” means the lawful currency of the Republic of Turkey;

“Trade Registry” means the Istanbul Trade Registry;

“Transaction Documents” means this Agreement, the Shareholders’ Agreement, the Articles and the Share Pledge Agreement;

“USD” means the lawful currency of the United States of America;

“USD LIBOR” means the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person which takes over the administration of that rate) for deposits in USD designated as page LIBOR01 on Reuters services (or such other page as may replace page LIBOR01 on Reuters services for the purpose of displaying London interbank offered rates for deposits in USD) or on the appropriate page of such other information service which publishes that rate from time to time in place of Reuters provided that where the published rate is lower than zero, the USD LIBOR rate for the purposes of this Agreement shall be zero.  If such page or service ceases to be available, the Subscribers may specify another page or service displaying the relevant rate;

“Warranties” has the meaning given in the Shareholders’ Agreement; and

“Warrantors” has the meaning given in the Shareholders’ Agreement.

1.2                               In this Agreement, words incorporating the singular only shall include the plural and vice versa and references to persons shall include individuals, bodies corporate (wherever incorporated), unincorporated associations and partnerships (including limited partnerships and wherever formed or organised).

1.3                               References in this Agreement to:

(a)                                 times and dates are to such times and dates in Istanbul, Turkey, unless otherwise specified;

(b)                                 references to any Schedule, recital, clause, sub-clause or paragraph are to recitals, clauses, sub-clauses and paragraphs of this Agreement (except where the context otherwise requires) and the Schedules form part of this Agreement;

(c)                                  the words “including” and “include” shall mean including without limitation and include without limitation, respectively; and

(d)                                 any other document is a reference to that other document as amended, varied, novated or supplemented (other than in breach of the provisions of this Agreement or that other document) at any time.

1.4                               A reference in this Agreement to any English legal term for any action, remedy, method or form of judicial proceeding, legal document, court or any other legal concept or matter will be deemed to include a reference to the corresponding or most similar legal term in any jurisdiction other than England, to the extent that such jurisdiction is relevant to the transactions contemplated by this Agreement or the terms of this Agreement.

1.5                               The headings in this Agreement do not affect its interpretation.

2.                                      Subscription

2.1                               Pursuant to the terms of this Agreement and subject to the Conditions, on Completion the Company shall issue and allot to each Subscriber and each Subscriber shall, in accordance with Clause 5.3, pay the Subscriber Individual Commitment Amount set out opposite its name in the second column of the table in Schedule 1 in respect of its subscription for such number of Subscription Shares as is set out opposite its name in the third column of the table in Schedule 1, provided that each such Subscriber Individual Commitment Amount shall be converted into TL as provided in Clause 5.3 for the purpose of completing the Subscription.

2.2                               The Subscription Shares shall be issued free from all Encumbrances and together with all rights attaching to them.  For the avoidance of doubt, the Original Shareholders hereby waive any right of pre-emption that they would otherwise have (however arising) in relation to the Subscription Shares by virtue of entering into this Agreement.

2.3                               The subscription price payable by each Subscriber for its Subscription Shares shall be the TL equivalent of each Subscriber’s Subscriber Individual Commitment Amount calculated in accordance with Clause 5.3 (each a “Subscriber Individual Subscription Amount”) and the aggregate subscription price for the Subscription Shares shall be the total sum of the Subscriber Individual Subscription Amounts of each Subscriber in TL following Completion.

3.                                      Conditions to Subscription

3.1                               Subject to Clause 3.2, Completion is subject to and conditional on:

(a)                                 the satisfactory completion of the Goldman Sachs KYC Requirements in relation to the Company, each of the Original Shareholders, and any and all additional parties to this Agreement, the Shareholders’ Agreement, or any other Transaction Document to the extent that such parties are not directly or indirectly controlled by a member of the Goldman Sachs Group;

(b)                                 each Transaction Document having been executed by the parties thereto (or, in the case of the Articles, approved by the Board and the necessary majority of Original Shareholders);

(c)                                  the company books and share ledgers of the Company having been fully updated to accurately reflect the complete and accurate details of all persons holding share interests of any kind in the Company, including but not limited to the Original Shareholders;

(d)                                 the Company having received and having delivered to the Preferred Shareholders, written waivers in the form agreed among the Parties from Burger King and Popeyes under their Master Franchise Agreements;

(e)                                  the Company having applied to the Provincial Directorate of the Ministry of Customs and Trade in Turkey with regards to the appointment of a Ministry representative to be present at the general assembly meeting;

(f)                                   the Company having adopted a Board resolution which shall set out (i) a reasonable draft timetable and implementation plan (satisfactory to the Subscribers) in connection with the anti-corruption policy to be adopted and implemented by the TFI Group, (ii) a global anti-corruption compliance programme to be applied to the operations of the TFI Group Companies, such programme being designed to comply fully with all applicable Turkish anti-corruption laws and meeting generally recognised international best practice standards for anti-corruption policy, as further described in Schedule 9 of the Shareholders’ Agreement, and (iii) a resolution to prepare and deliver on Completion the written anti-corruption policy set out at Paragraph 3(l) of Schedule 3;

(g)                                  EBRD not having communicated to the Company and the Original Shareholders, whether orally or in writing, that the Board of Governance of EBRD has decided, in accordance with Article 8, paragraph 3 of the Agreement Establishing the European Bank for Reconstruction and Development, that access by the Republic of Turkey to EBRD resources should be suspended or otherwise modified;

(h)                                 the Company having received and having delivered to the Subscribers a copy of a termination agreement relating to a draft protocol entered into between KRD Asya Gıda Yatırımları Sanayi ve Ticaret A.Ş. and KRD Kurdoğlu Gıda Sanayi ve Ticaret A.Ş. relating to the proposed transfer of shares in Pangaea Foods SPC;

(i)                                     the Subscriber Warranties, the Corporate Company Warranties, the All Party Warranties and the Original Shareholder Warranties being true and accurate as of the date of this Agreement and remaining true and accurate up to and including on the Subscription Date (which shall be evidenced by a letter of confirmation to be submitted by each relevant Party to the other Parties on the Subscription Date);

(j)                                    the delivery of the documents, and performance of the actions, set out in Schedule 3;

(k)                                 EBRD having received an original copy of the Subscription Request in the form of Schedule 4 and ELQ having received a subscription request from the Company (if so requested by ELQ);

(l)                                     EBRD having received a certificate of incumbency and authority of the Company substantially in the form of Schedule 5;

(m)                             the Framework Agreement having been executed between the Company and EBRD; and

(n)                                 Clouse SA’s investment manager, having delivered to the other Preferred Shareholders and to the Original Shareholders (with a copy to the Company) a letter of comfort regarding the retention by such entities of their direct and indirect interests in Clouse SA (and thereby in the Preferred Class A Shares), in the form and substance satisfactory to the Preferred Shareholders

(together, the “Conditions”).

3.2                               Any of the Conditions may be waived (in whole or in part) by the Company and/or any of the Subscribers at any time by mutual agreement in writing but a waiver of any Condition (in whole or in part) by any Subscriber acting severally shall not be deemed and shall not constitute a waiver by any other Subscriber(s) save for where such other Subscriber(s) have also by mutual agreement in writing also waived such Condition (in whole or in part).

3.3                               For the avoidance of doubt, in the event Clause 3.1(g) and/or 3.1(k) and/or 3.1(l) and/or 3.1(m) are not satisfied on or prior to the Subscription Date, this shall not prevent the Subscribers other than EBRD from proceeding to Completion.

4.                                      Co—operation

Each of the Company and the Original Shareholders shall co-operate with the Subscribers to ensure (to the extent reasonably within its power to do so) that:

(a)                                 any filings required to be made by the Subscribers; or

(b)                                 any documents or other information required to be provided by the Subscribers,

in each case, to and by any relevant Authority in connection with the satisfaction of the Conditions or otherwise in relation to the Subscription, is promptly made or provided, as applicable.

5.                                      Completion of Subscription

5.1                               Completion of the Subscription shall take place at the headquarters of the Company (or at such other place as the Parties may agree in writing) on the Subscription Date.

5.2                               At Completion on the Subscription Date, each of the Subscribers, the Company and the Original Shareholders (as applicable) shall deliver or perform (or ensure that there is delivered or performed) all documents, items and actions respectively listed in relation to that party or any of its Affiliates (as the case may be) in Schedule 3.

5.3                               Subject to Clause 5.4, each of the Subscribers shall subscribe at Completion for its Subscription Shares and pay an amount in USD for such shares, being its Subscriber Individual Commitment Amount, to the Company in immediately available funds to the Company’s Designated Account by wire transfer. All such Subscriber Individual Commitment Amounts shall be converted from USD to TL (by using the last available daily TL/USD selling rate of the Central Bank of Turkey as reported on the website of the Central

Bank of Turkey (which, as of the date of this Agreement can be found on: http://www.tcmb.gov.tr/wps/wcm/connect/tcmb+en/tcmb+en and on any subsequent page as the Central Bank of Turkey may establish) (such amount being the equivalent in TL of the Subscriber Individual Commitment Amount of each relevant Subscriber expressed in USD) by the Company on the date of Completion. The Aggregate Subscription Amount shall be blocked in the Company’s Designated Account(s) and such blockage shall be released as soon as possible following delivery by the Company to such bank of a letter from the Istanbul Trade Registry (a copy of which shall be provided to the Preferred Shareholders) confirming the registration of the share capital increase (as a result of submission and registration of the documentation listed under Schedule 3 to the bank of the Company’s Designated Account(s)).

5.4                               In the event of a breach of the obligations set out in this Clause 5 and in Schedule 3 by a Subscriber and/or by the Company and/or the Original Shareholders, in each case subsisting on the Subscription Date, then the party(ies) not in breach shall not be obliged to complete this Agreement and may, at the election of Subscribers committing in this Agreement to subscribe for at least 75% of the Preferred Class A Shares to be issued and allotted pursuant to, and subject to the terms and conditions of, this Agreement:

(a)                                 defer Completion (in accordance with the provisions of this Agreement, applying to Completion as so deferred); or

(b)                                 proceed to Completion as far as practicable (without limiting its rights and remedies under this Agreement); or

(c)                                  terminate this Agreement. If this Agreement is terminated in accordance with this Clause 5.4(c) (and without limiting any party’s rights and remedies, including the right to claim damages in relation to the breaches triggering termination), all obligations of the Parties under this Agreement shall end (except for the Continuing Provisions) but for the avoidance of doubt all rights and liabilities of the parties which have accrued before termination shall continue to exist and all the funds transferred and/or documents executed and delivered shall be returned immediately back to the party transferring funds or delivering the documents.

In the event that the Company and/or the Original Shareholders do not comply with their respective obligations pursuant to Clause 5 and Schedule 3 and/or Completion does not occur by the Longstop Date, then at the latest on the Business Day immediately following the Longstop Date (and in any event, if the Company for whatever reason fails to correctly register the Preferred Shareholders in the resolution books and share ledgers of the Company pursuant to Clause 3.1(c)), the Company shall, by same day wire transfer to such account specified by each Subscriber, immediately reimburse, for good value on such payment date, to each of the Subscribers in USD their Subscriber Individual Commitment Amount in full together with any other amount paid by any of them in USD in connection with the Subscription plus accrued interest thereon at a rate of 5.00 % above USD LIBOR (calculated daily on the basis of a 360-day year in respect of the period commencing on the actual date the Subscribers pay their respective Subscriber Individual Commitment Amount to the Company’s Designated Account(s) and ending on the day the Company reimburses these amounts to the Subscribers).

5.5                               Immediately following Completion, the Company undertakes:

(a)                                 to make a notification as required pursuant to Article 198 of the Turkish Commercial Code No.6102;

(b)                                 to make the notification required by Applicable Law to the Undersecretary of Treasury General Directorate of Foreign Investment;

(c)                                  to communicate, or arrange for the Company’s counsel, White & Case LLP, to communicate on its behalf, to the Preferred Shareholders and the Original Shareholders the fact that Completion has occurred.

5.6                               As soon as practicable upon the release of blockage on the Subscriber Individual Subscription Amounts preserved in the blocked Company’s Designated Account, the Company and the Original Shareholders shall use such Subscriber Individual Subscription Amounts to partially refinance the Bridge Loan (as defined in the Shareholders’ Agreement).

6.                                      Warranties and Undertakings

6.1                               The Company warrants to each of the Subscribers as at the date of this Agreement and as at the Subscription Date that it is a company incorporated and validly existing under the laws of the Republic of Turkey (the “Corporate Company Warranties”).

6.2                               Each of the Subscribers warrants to the Company as at the date of this Agreement and as at the Subscription Date that to the extent it is a legal entity, it is a company duly incorporated and validly existing under the laws of its jurisdiction of incorporation and, in the case of EBRD, an international organization formed by treaty (the “Subscriber Warranties”).

6.3                               Each of the Parties warrants to the other Party as at the date of this Agreement and as at the Subscription Date that:

(a)                                 it has full power and authority to enter into and perform this Agreement and this Agreement constitutes a binding obligation on it in accordance with its terms.

(b)                                 the execution by it of this Agreement and the performance by it of any or all of its obligations under this Agreement does not and will not breach or conflict or constitute a default under any provision of:

(i)                                     any agreement or instrument entered into by it; or

(ii)                                  its constitutional documents (if applicable); or

(iii)                               any law, order, judgement, injunction, decree or regulation or any other restriction of any kind or character by which it is bound.

((a) and (b) together, the “All Party Warranties”)

6.4                               Each of the Subscribers is a sophisticated buyer and it has inspected or has made enquiries concerning the Preferred Shareholders.

6.5                               Each of the Subscribers has evaluated the merits and risks of the transactions proposed by the Transaction Documents (having taken appropriate legal and financial advice) and without reliance upon the Preferred Shareholders, and has such knowledge and experience in financial and business matters and in entering into transactions of this type that it is capable of evaluating the merits and risks of such purchase, is aware of and has considered the financial risks and financial hazards of the transaction on the terms set out in this Agreement and is able to bear the economic risks of the transaction contemplated by this Agreement.

6.6                               Each of the Subscribers has received independent legal and financial advice relating to all the matters provided for in, or contemplated by, this Agreement and the other Transaction Documents and agrees, having considered the terms of the Agreement as a whole, that the provisions of the Agreement are fair and reasonable.

6.7                               Each of the Original Shareholders, in their capacity as Warrantors warrant each of the Warranties to each of the Subscribers as at the date of this Agreement and as at the Subscription Date (together, the “Original Shareholder Warranties”).

6.8                               The Company shall use the proceeds from the Subscription by EBRD for the Project and shall provide written confirmation and evidence of such use of proceeds to EBRD reasonably promptly after their use.

7.                                      Repetition of Warranties

7.1                               For the purposes of, and in connection with, the Preferred Shareholders’ subscription for the Subscription Shares and each payment to be made under this Agreement, the warranties contained or incorporated by reference in Clauses 6.1 to 6.7 shall be deemed to be repeated, and expressed to be effective, on and as of the Subscription Date.

7.2                               If any of such representations and warranties is no longer valid as of or prior to the Subscription Date or any payment made by any of the Preferred Shareholders in relation thereto, the Company shall immediately notify the Subscribers and shall, upon demand by any of the Subscribers, cancel their subscription for the Subscription Shares and return the any payment in relation to such subscription made by any of the Subscribers, prior to receipt of such notice.

8.                                      Incorporated Provisions

The provisions of Clauses 30 (Confidentiality), 31 (Announcements), 32 (Assignment and Novation), 34 (Entire Agreement), 36 (Severance and Validity), 39 (Third Party Rights), 37 (Variations), 41 (Notices), 42 (No Partnership or Agency) and 48 (Agent for Service of Process) of the Shareholders’ Agreement are incorporated into and apply mutatis mutandis to this Agreement.

9.                                      Payments

Subject to the provisions of this Agreement, any amount payable by a Party to another Party under this Agreement shall be made in full without set-off or counter-claim and free from any deduction or withholding whatsoever.

10.                               General

10.1                        Language

The language of this Agreement and the transactions envisaged by it is English and all notices to be given in connection with this Agreement must be in English. All demands, requests, statements, certificates or other documents or communications to be provided in connection with this Agreement and the transactions envisaged by it must be in English or accompanied by a certified English translation; in this case the English translation prevails unless the document or communication is a statutory or other official document or communication.

10.2                        Further Assurances

Each Party shall from time to time and, save as otherwise provided in this Agreement, at their own cost do, execute and deliver (or procure to be done executed and delivered) all such further acts, documents and things required by, and in a form reasonably satisfactory to, the other Parties to give full effect to this Agreement or any transaction, matter or thing contemplated by this Agreement and its rights, powers and remedies under this Agreement.

10.3                        Counterparts

This Agreement may be executed in one (1) original copy to remain with the Company and the Turkish legal advisor to the Company shall provide one (1) true copy of the original to each of the Subscribers, with an annotation of “same as original (asli gibidir)”.  The Company and each Subscriber shall share any stamp taxes payable in connection with this Agreement or any Transaction Document on the basis that the Company shall be responsible for paying 50% of the stamp taxes that are payable and each of ELQ and Clouse SA shall be severally responsible for paying 25% of the stamp taxes that are payable (being 50% in aggregate of the stamp taxes that are payable).

11.                               Governing Law and Settlement of Disputes

11.1                        This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and interpreted in accordance with, English law, and the Parties agree to submit to the application of English law.

11.2                        The Parties agree that any claim, dispute or difference of whatever nature arising under, out of or in connection with this Agreement (including a claim, dispute or difference regarding its existence, termination or validity or any non-contractual obligations arising out of or in connection with this Agreement), shall be referred to and finally settled by arbitration in accordance with the UNCITRAL Arbitration Rules (the “Rules”) as in force at the date of this Agreement and as modified by this clause, which Rules shall be deemed incorporated into this clause. The appointing authority shall be the LCIA Court.

11.3                        The seat and place of arbitration shall be London, England. The language to be used in the arbitration shall be English. The arbitration agreement shall be governed by, and construed in accordance with, English law.

The tribunal shall consist of three arbitrators. The Original Shareholders as a group and the Subscribers as a group shall (with the consent in writing of Subscribers or, as the case may be, their respective Permitted Affiliate Transferees as defined in the Shareholders’ Agreement) holding not less than 75% of the Preferred Class A Shares in issue and outstanding from time to time) each be entitled to nominate one arbitrator each, and the third arbitrator, who shall act as presiding arbitrator, shall be nominated by the two Party-nominated arbitrators provided that if the third arbitrator has not been nominated within thirty-five days of the nomination of the second Party-nominated arbitrator, such third arbitrator shall be appointed by the LCIA Court. The Parties may nominate and the LCIA Court may appoint arbitrators from among the nationals of any country, whether or not a Party is a national of that country.

11.4                        For the avoidance of doubt, it is clarified that Sections 45 and 69 of the Arbitration Act 1996 shall not apply.

11.5                        The Parties hereby waive any rights under the Arbitration Act 1996 or otherwise to appeal any arbitration award to, or seek a determination of a preliminary point of law by, the courts of England.  The arbitral tribunal shall not be authorised to grant, and each of the Company, the Original Shareholders and the Subscribers (except for EBRD) agrees that it will not seek from any judicial authority, any interim measures or pre-award relief against EBRD, any provision of UNCITRAL Arbitration Rules notwithstanding.

11.6                        Each Party agrees that any arbitration under this Clause 11 (Governing Law and Settlement of Disputes) shall be confidential to the Parties and the arbitrators and that each Party shall therefore keep confidential, without limitation, the fact that the arbitration has taken place or is taking place, all non-public documents produced by any other Party for the purposes of the arbitration, all awards in the arbitration and all other non-public information provided to it in relation to the arbitral proceedings, including hearings, save to the extent that disclosure may be requested by an Authority or required of it by legal duty, to protect or pursue a legal right or to enforce or challenge an award in bona fide legal proceedings before a state court or other judicial authority.

12.                               Privileges and Immunities of EBRD

12.1                        Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law.  Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Clause 11.2 and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Clause 11.2.

Signatures

IN WITNESS WHEREOF, this Agreement has been entered into the day and year first above written.

Executed and delivered as a Deed by	)	/ s/ Erhan Kurdoğlu
	)	Authorised Signatory
for and on behalf of	)
TFI TAB Gıda Yatırımları A.Ş.	)
who are duly authorised and empowered in accordance with the laws of its jurisdiction of incorporation	)
	)	/ s/ Korhan Kurdoğlu
	)	Authorised Signatory
to validly execute this Agreement	)
as a Deed

in the presence of:	)
)
	)	/s/ Ömer Faruk Işık
	)	Witness signature
	)	Name:
	)	Address:
	)	Occupation:
)
)
)
)

Executed and delivered as a Deed by	)
)
for and on behalf of	)	/ s/ Korhan Kurdoğlu
Yurdanur Kurdoğlu, Erhan Kurdoğlu, Tuna Kurdoğlu and Korhan Kurdoğlu	)	Signature:
)
as Ertuğrul Kurdoğlu’s Heir

in the presence of:	)
)
)
	)	/s/ Ömer Faruk Işık
	)	Witness signature
	)	Name:
	)	Address:
	)	Occupation:
)
)
)

Executed and delivered as a Deed	)
by Yurdanur Kurdoğlu	)	/ s/ Korhan Kurdoğlu
	)	Signature:
)
)

in the presence of:	)
)
	)	/s/ Ömer Faruk Işık
	)	Witness signature
	)	Name:
	)	Address:
	)	Occupation:
)
)
)
)

Executed and delivered as a Deed	)
by Erhan Kurdoğlu	)	/ s/ Erhan Kurdoğlu
	)	Signature:
)
)

in the presence of:	)
)
	)	/s/ Ömer Faruk Işık
	)	Witness signature
	)	Name:
	)	Address:
	)	Occupation:
)
)
)
)

Executed and delivered as a Deed	)
by Korhan Kurdoğlu	)	/ s/ Korhan Kurdoğlu
	)	Signature:
)
)

in the presence of:	)
)
	)	/s/ Ömer Faruk Işık
	)	Witness signature
	)	Name:
	)	Address:
	)	Occupation:
)
)
)
)

Executed and delivered as a Deed	)
by Tuna Kurdoğlu	)	/ s/ Korhan Kurdoğlu
	)	Signature:
)
)

in the presence of:	)
)
	)	/s/ Ömer Faruk Işık
	)	Witness signature
	)	Name:
	)	Address:
	)	Occupation:
)
)
)
)

)
Executed and delivered as a Deed by	)	/ s/ Korhan Kurdoğlu
	)	Authorised Signatory
for and on behalf of	)
Ata Holding A.Ş.	)
who are duly authorised and empowered in accordance with the laws of its jurisdiction of incorporation to validly execute this Agreement as a Deed	)	/ s/ Erhan Kurdoğlu
	)	Authorised Signatory
)
)
)
)

in the presence of:	)
)
	)	/s/ Ömer Faruk Işık
	)	Witness signature
	)	Name:
	)	Address:
	)	Occupation:
)
)
)
)

)
Executed and delivered as a Deed by	)	/s/ Gregory Olafson
for and on behalf of ELQ Investors VIII Ltd who are duly authorised and empowered in accordance with the laws of its jurisdiction of incorporation to validly execute this Agreement as a Deed	) ) ) ) ) ) ) ) )	Authorised Signatory

in the presence of:	)
)
	)	/s/ Jamie McLaren
	) ) ) ) ) ) ) )	Witness signature Name: Address: Occupation:

)
Executed and delivered as a Deed by	)	/s/ Claudia Pendred

for and on behalf of
European Bank for Reconstruction and Development
who are duly authorised and empowered
in accordance with the laws of
its jurisdiction of incorporation
to validly execute this Agreement
as a Deed

	) ) ) ) ) ) ) ) )	Authorised Signatory

in the presence of:	)
)
	)	/s/ Inga Chkhaidze
	) ) ) ) ) ) ) )	Witness signature Name: Address: Occupation:

)
Executed and delivered as a Deed by	)	/s/ Alexandra Fantuz

for and on behalf of
Clouse S.A. in respect of its
Compartment 17
who are duly authorised and empowered in accordance with the laws of its jurisdiction of incorporation
to validly execute this Agreement
as a Deed

	) ) ) ) ) ) ) ) )	Authorised Signatory

in the presence of:	)
)
	)	/s/ Sandra Bur
	) ) ) ) ) ) ) )	Witness signature Name: Address: Occupation:

Schedule 1                                    The Subscriber Individual Commitment Amount

	Subscriber	Subscriber Individual Commitment Amount		Number of Subscription Shares	Share Premium Amount	Address
1.	ELQ Investors VIII Ltd	USD	80 million	6,055,674,958	[•]	Peterborough Court, 133 Fleet Street, London, EC4A 2BB, United Kingdom

2.	European Bank for Reconstruction and Development	USD	50 million	3,784,796,849	[•]	One Exchange Square, London, EC2A 2JN, United Kingdom

3.	Clouse SA	USD	20 million	1,513,918,739	[•]	51, Avenue John F. Kennedy, L-1855, Luxembourg

	TOTAL	USD	150 million	11,354,390,546	N/A	N/A

The above mentioned Subscriber Individual Commitment Amounts shall be wired to the following bank account of the Company:

Bank: Yapı ve Kredi Bankası A.Ş., Corporate Branch

Address: Eski Büyükdere Cad. Astoria Alışveriş Merkezi B Kule No: 127, Kat: 4, Yapı Kredi Esentepe Şube, Şişli, Istanbul

Bank SWIFT Code: YAPITRIS

Accountholder’s Name: TFI TAB GIDA YATIRIMLARI A.Ş.

Account (IBAN number): TR26 0006 7010 0000 0048 2968 03

Description: Payment for participation in the capital increase of TFI Tab Gıda Yatırımları A.Ş.

In addition, each of ELQ Investors VIII Ltd. and Clouse SA shall pay its stamp tax amount to the Company at Completion to the following account of the Company. The Company undertakes to pay such stamp tax amounts received from each such Subscriber to the relevant tax authority when due and payable and confirm such payment to each such Subscriber.

Bank: Yapı ve Kredi Bankası A.Ş., Corporate Branch

Address: Eski Büyükdere Cad. Astoria Alışveriş Merkezi B Kule No: 127, Kat: 4, Yapı Kredi Esentepe Şube, Şişli, Istanbul

Bank SWIFT Code: YAPITRIS

Accountholder’s Name: TFI TAB GIDA YATIRIMLARI A.Ş.

Account (IBAN number): TR02 0006 7010 0000 0045 9865 98

These two accounts shall be referred to as the “Company’s Designated Accounts”.

Schedule 2                                    The Original Shareholders

Original Shareholder	Total Nominal Value of Existing Ordinary Shares (TL)	Number Of Existing Ordinary Shares	Shareholding (%)	Turkish ID No. / Tax Identification No.	Address
Ertuğrul Kurdoğlu’s Heirs	267,435,714.27	26,743,571,427	25.88	N/A	N/A

Erhan Kurdoğlu	242,181,320.71	24,218,132,071	23.44	25543210136	Kuruçeşme Mahallesi, Ahmet Adnan Saygun Cad. Kurtoğlu Malikanesi Sitesi, No. 79B, 34345, Beşiktaş, Istanbul, Turkey

Korhan Kurdoğlu	215,697,914.44	21,569,791,444	20.87	25525210710

Tuna Kurdoğlu	272,589,838.27	27,258,983,827	26.38	25531210582

Yurdanur Kurdoğlu	4,627,630.45	462,763,045	0.45	25564209430

Ata Holding A.Ş.	30,831,812.35	3,083,181,235	2.98	5940087498	Emirhan Caddesi, Ata Kule No. 109 Balmumcu, Istanbul

TOTAL	1,033,364,230.49	103,336,423,049	100.00

Schedule 3                                    Completion

At or prior to Completion each of the Subscribers, the Company and the Original Shareholders (as applicable) shall, subject to satisfaction of the Conditions set out in Clause 3, deliver or perform (or ensure that there is delivered or performed) all those documents, items and actions respectively listed in relation to that party or any of its Affiliates (as the case may be) set out in this Schedule 3. For the avoidance of doubt, the Parties will, maintain a checklist and mutually agree on the sequence of all below items before the Completion:

1. Obligations of all Parties

(a)                                 Each of the Parties shall deliver either a notarised and apostilled copy of each power of attorney, or a notarised and apostilled copy of the signed board resolutions under which any Transaction Document has been executed (as applicable), with an explicit authorization relating to the arbitration clauses of the Transaction Documents, if any.

(b)                                 If any Person appointed as agent for service of process ceases to act as such the relevant Party shall promptly appoint another Person to accept service of process on its behalf in England and notify the other Parties of such appointment.  If it fails to do so within ten Business Days any other Party shall be entitled by notice to the other Parties to appoint a replacement agent for service of process.

2. Obligations of the Subscribers

(a)                                 The Subscribers shall deliver the following documents or, as the case may be, satisfy the following obligations to the Company not later than immediately prior to Completion:

(i)                                   signed original contribution statements indicating the subscription to Subscription Shares as provided under Article 459 of the Turkish Commercial Code No. 6102, if applicable;

(ii)                                payment of Subscription Amount by the Subscribers;

(iii)                             bank statements (and, where relevant, bank letters or SWIFT messages) confirming that the Subscriber Individual Commitment Amounts have been paid;

(iv)                            If the Subscribers decide to appoint a Director to the Board, a notarised and apostilled copy of other necessary documents and resolutions of the Subscribers  and of the nominated Director, normally required for identifying and nominating the Director to be nominated by the Subscribers as a Board member and registering with the Trade Registry (including Turkish tax identification number, signature declaration, acceptance of duty declaration and passport copy of the Director);

(A)                               if the Director appointed by the Subscribers is a legal entity (but not otherwise), notarised and apostilled copy of a board resolution of the relevant legal entity Director, identifying and nominating a real person to represent such legal entity Director on the Board; and

(v)                               a notarised and apostilled copy of the signed board resolutions or equivalent of the Subscribers (other than EBRD which shall deliver its relevant board minutes no later than September 30th, 2016) (A) approving the entry into this Agreement, the other Transaction Documents and any related documents by the Subscribers and the performance by the Subscribers of their obligations under such documents, and (B) authorising the signatories to sign this Agreement, the Transaction Documents and any other agreements and documents required to be signed by the Subscribers at or in connection with Completion on behalf of the Subscribers and take all necessary related actions.

3. Obligations of the Company and the Original Shareholders

(a)                                 Board shall procure the general assembly of the shareholders of the Company has been properly called prior to Completion and convened at Completion (and shall deliver a copy of a resolution of the Board passed at such meeting to the Subscribers) at which:

(A)                               the transaction and all matters contemplated by this Agreement and the Shareholders’ Agreement has been approved;

(B)                               the Subscribers subscribe for the Subscription Shares;

(C)                               Restriction of the Original Shareholders’ pre-emptive rights is approved;

(D)                               the Articles substantially in the form set out in Schedule 6 (Articles) of the Shareholders’ Agreement have been approved; and

(E)                                a new Director is appointed in accordance with the nominations of the Parties pursuant to the Shareholders’ Agreement.

(b)                                 The Company and the Original Shareholders shall deliver to the Subscribers, a notarised copy of the signed Board resolutions (A) approving the entry into this Agreement, the other Transaction Documents and any related documents and the performance of their obligations under such documents, (B) authorising the signatories to sign this Agreement, the Transaction Documents and any other agreements and documents required to be signed by them, at or in connection with Completion on behalf of the them and take all necessary related actions, and (C) approving the issuance and delivery of share certificates representing the Subscription Shares and registration of the Subscribers to the share book of the Company.

(c)                                  The Company shall effect (or shall procure that) the registration of the Preferred Shareholders as holders of the relevant number of Subscription Shares in the company books of the Company is effected.

(d)                                 The Company shall have applied to the Trade Registry for the registration of the general assembly of the Company referred to under paragraph 3.(a) above, having delivered documentation evidencing that the application has been submitted including:

(i)                                   an auditors’ report indicating that the current share capital of the Company has been paid in full;

(ii)                                a report prepared by the Board providing details and calculations relating to the issuance of shares with premium, if applicable;

(iii)                             a statement executed by the Board as per Article 457 of the Turkish Commercial Code No. 6102;

(iv)                            a bank receipt indicating that 4/10,000 of the increased share capital is deposited to the account of the Competition Authority of Turkey; and

(e)                                The Company shall deliver documentation obtained from Trade Registry evidencing the registration of the general assembly of the Company referred to under paragraph 3.(a) above.

(f)                                 The Company shall deliver notarised copies of the relevant pages of the Company’s share book evidencing the registration of the Subscribers.

(g)                                The Company shall issue and deliver to the Subscribers the registered share certificates representing Subscription Shares.

(h)                               The Share Pledge Agreement shall have been executed.

(i)                                   The Original Shareholders shall deliver to the Subscribers the share certificates bearing a pledge endorsement, as per the terms of the Share Pledge Agreement.

(j)                                  The Company and the Original Shareholders shall deliver to the Subscribers, a notarised copy of the signed board resolutions for registration of the share pledge in accordance with the Share Pledge Agreement, with the share book of the Company.

(k)                               The Company shall deliver notarised copies of the relevant pages of the Company’s share book evidencing the registration of the share pledge.

(l)                                   The Company and the Original Shareholders shall; deliver to the Subscribers a copy of the anti-corruption policy for the TFI Group Companies in Turkey as prepared pursuant to Clause 3.1(f) above, attached to the relevant Board resolution.

(m)                           The Company shall communicate, or arrange for the Company’s counsel, White & Case LLP, to communicate on its behalf, to the Preferred Shareholders and the Original Shareholders the fact that Completion has occurred.

Schedule 4                                    Subscription Request

[To Be Typed on Letterhead of the Company]

29 July 2016

European Bank for Reconstruction and Development
One Exchange Square

London EC2A 2JN

United Kingdom

Reference:                                     Request for Subscription

Operation No 48420

Sir/Madam:

1.                            Please refer to the Share Subscription Agreement (the “Subscription Agreement”) dated 29 July 2016, between European Bank for Reconstruction and Development (“EBRD”), the undersigned Company (the “Company”) and persons listed in Schedules 1 and 2 of the Subscription Agreement.

2.                            Expressions defined in the Subscription Agreement shall bear the same meanings herein.

3.                            In accordance with the provisions of the Subscription Agreement, the Company hereby requests the subscription and payment by EBRD for the EBRD Shares on or prior to    August 2016, as follows:

Subscription Price:	USD 50.000.000 as provided for in Schedule 1 of the Subscription Agreement]
Date needed:	August 2016
At Bank:	Yapı ve Kredi Bankası A.Ş., Corporate Branch
Address:	Eski Büyükdere Cad., Astoria Alışveriş Merkezi, B
Kule No:127, Kat:4, Yapı Kredi Esentepe Şube, Şişli,
Istanbul
Bank SWIFT Code:	YAPITRIS
Account (IBAN number):	TR26 0006 7010 0000 0048 2968 03
Accountholder’s Name:	TFI TAB GIDA YATIRIMLARI A.Ş.
Description:	Payment for participation in the capital increase of TFI
TAB Gıda Yatırımları A.Ş.

Transaction Fee OpID 48420
Project Restoran:	USD
Date needed:	August 2016
At Bank:	Yapı ve Kredi Bankası A.Ş., Corporate Branch
Address:	Eski Büyükdere Cad., Astoria Alışveriş Merkezi, B
Kule No:127, Kat:4, Yapı Kredi Esentepe Şube, Şişli,
Istanbul
Bank SWIFT Code:	YAPITRIS
Account (IBAN number):	TR02 0006 7010 0000 0045 9865 98
Accountholder’s Name:	TFI TAB GIDA YATIRIMLARI A.Ş.

Company’s Bank Correspondent Details (for both):

Correspondent’s Name:	The Bank of New York Melon
Correspondent’s SWIFT Code:	IRVTUS3NXXXX
Account Name:	Yapı ve Kredi Bankası A.Ş.
Account Number:	8033372826
Reference:	Capital Increase at TFI TAB Gıda Yatırımları
A.Ş.

4.                                      For purposes of Clause 7 of the Subscription Agreement, the Company hereby represents and warrants that:

(a)                                           the warranties made or confirmed by the Company in the Transaction Documents are true and correct on and as of the date of this Subscription Request and shall be true and correct as of the Subscription Date;

(b)                                           immediately after the requested subscription and payment, EBRD will not have subscribed or paid for a higher proportion of the Shares than the proportion which each of the Preferred Shareholders has subscribed to the total number of Preferred Shares to be subscribed by EBRD in accordance with the Subscription Agreement;

(c)                                            all agreements, documents and instruments delivered to EBRD pursuant to Clause 3.1 of the Subscription Agreement are in full force and effect;

(d)                                           the Company is not in violation of its Articles or any other constitutional documents and the EBRD Subscription will not cause the Company to breach its Articles, any provision contained in any agreement or instrument to which the Company is a party (including the Subscription Agreement) or by which the Company is bound;

(e)                                           the proceeds of the EBRD’s subscription are needed for purposes of the Project.

Yours faithfully,

TFI TAB GIDA YATIRIMLARI A.Ş.

By:

Name:	Erhan Kurdoğlu	Korhan Kurdoğlu
Title:	Chairman of the Board	Vice-Chairman of the Board

Schedule 5                                    Certificate of Incumbency and Authority

[To Be Typed on Letterhead of the Company]

29 July 2016

European Bank for Reconstruction and Development

One Exchange Square

London EC2A 2JN

United Kingdom

Subject:                                                                                                   Certificate of Incumbency and Authority

Operation No 48420

Sir/Madam:

We refer herein to the Share Subscription Agreement dated 29 July 2016 (the “Subscription Agreement”) between TFI TAB Gıda Yatırımları A.Ş. (the “Company”), the European Bank for Reconstruction and Development (“EBRD”) and persons listed in Schedules 1 and 2 of the Subscription Agreement.  Expressions defined in the Subscription Agreement shall bear the same meanings herein, unless otherwise defined herein or the context otherwise requires.

We, the undersigned Chairman and Vice-Chairman of the Board of Directors, hereby certify that the following are the names, offices and true specimen signatures of the persons, any two of whom are and shall continue to be (until EBRD shall have received actual written notice from the Company that they or any of them no longer continue to be) authorised, on behalf of the Company, jointly:

(1)                       to sign any Subscription Requests, certifications, letters or other documents to be provided under the Subscription Agreement or any other agreement to which EBRD and the Company may be party; and

(2)                       to take any other action required or permitted to be taken by the Company under the Subscription Agreement or any other agreement to which EBRD and the Company may be party:

NAME	OFFICE	SPECIMEN SIGNATURE

Erhan Kurdoğlu	Chairman of the Board of Directors

Korhan Kurdoğlu	Vice-Chairman of the Board of Directors

We further certify that payment of the Subscription Price under the Subscription Agreement and the transaction cost should be made to the following accounts (or such other accounts as the Company may from time to time designate by notice to EBRD):

Payment Instructions (Company’s Banking Details):

For the payment of EBRD’s Subscription Price
Company’s Account Name:	TFI TAB — USD Account
Company’s Account Number (IBAN number):	TR26 0006 7010 0000 0048 2968 03
Company’s Bank Name:	Yapı ve Kredi Bankası A.Ş., Corporate Branch
Company’s Bank SWIFT Code:	YAPITRIS
Company’s Bank Address:	Eski Büyükdere Cad., Astoria Alışveriş
Merkezi, B Kule No:127, Kat:4, Yapı Kredi
Esentepe Şube, Şişli, Istanbul
Description:	Payment for participation in the capital
increase of TFI TAB Gıda Yatırımları A.Ş.

For the payment of the Transaction Fee
Company’s Account Name:	TFI TAB — USD Account
Company’s Account Number (IBAN number):	TR02 0006 7010 0000 0045 9865 98
Company’s Bank Name:	Yapı ve Kredi Bankası A.Ş., Corporate Branch
Company’s Bank SWIFT Code:	YAPITRIS
Company’s Bank Address:	Eski Büyükdere Cad., Astoria Alışveriş
Merkezi, B Kule No:127, Kat:4, Yapı Kredi
Esentepe Şube, Şişli, Istanbul

Company’s Bank Correspondent Details:

Correspondent’s Name:	The Bank of New York Melon
Correspondent’s SWIFT Code:	IRVTUS3NXXXX
Account Name:	Yapi ve Kredi Bankası A.Ş.
Account Number:	8033372826
Reference:	Capital Increase at TFI TAB Gıda Yatırımları
A.Ş.

IN WITNESS WHEREOF, we have signed our names on the date first above written.

Yours faithfully,

TFI TAB Gıda Yatırımları A.Ş.

By:

Name:	Erhan Kurdoğlu	Korhan Kurdoğlu
Title:	Chairman of the Board	Vice-Chairman of the Board